Exhibit 10.6

IONQ, INC.

AMENDED AND RESTATED

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
(As Amended Through October 22, 2025)

Originally adopted and approved by the Board of Directors (the “Board”) on December 14, 2021, and most recently amended on October 22, 2025 (the “Effective Date”).

Each member of the Board who is not also serving as an employee of or consultant to IonQ, Inc. (the “Company”) or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this Amended and Restated Non-Employee Director Compensation Policy for his or her Board service. This policy is effective as of the Effective Date and may be amended at any time in the sole discretion of the Board or a designated committee of the Board. Unless otherwise defined herein, capitalized terms used in this policy will have the meaning given to such terms in the Company’s 2021 Equity Incentive Plan or any successor equity incentive plan (the “Plan”).

I.
Annual Cash Compensation

Each Eligible Director will be entitled to receive the following annual cash retainers for service on the Board:

Annual Board Service Retainer:

•
All Eligible Directors: $147,500
•
Lead Director (additional retainer): $20,000
•
Non-Executive Chair (additional retainer): $20,000

Annual Committee Chair Service Retainer (in addition to Annual Committee Member Service Retainer):

•
Chair of the Audit Committee: $20,000
•
Chair of the Compensation Committee: $15,000
•
Chair of the Nominating and Corporate Governance Committee: $10,000
•
Chair of the Product and Strategy Committee: $15,000

Annual Committee Member Service Retainer:

•
Member of the Audit Committee: $10,000
•
Member of the Compensation Committee: $7,500
•
Member of the Nominating and Corporate Governance Committee: $7,500
•
Member of the Product and Strategy Committee: $7,500

The annual cash retainers set forth above will be payable in equal quarterly installments, payable in arrears on the last day of each fiscal quarter (each such date, a “Retainer Accrual Date”) in which the service occurred or within 30 days following the applicable Retainer Accrual Date, prorated for any partial quarter of service (based on the number of days served in the applicable position divided by the total number of days in the quarter). The amount of the annual cash retainers set forth above are effective for the quarter in which the most recent Effective Date occurs or as otherwise specified by the Board. All annual cash fees are vested upon payment.

II.
Election to Receive Shares of Common Stock in Lieu of Cash Retainer
A.
Retainer Grant. Each Eligible Director may elect to convert all of his or her cash compensation under Section I for the first calendar quarter that commences after the Effective Date and any subsequent calendar quarter into a restricted stock unit award (“RSU Award”) (each, a “Retainer Grant”) in accordance with this Section II(A) (such election, a “Retainer Grant Election”). If an Eligible Director timely makes a Retainer Grant Election pursuant to Section II(B) below, on the first business day following the applicable Retainer Accrual Date to which the Retainer Grant Election applies, and without any further action by the Board or designated committee of the Board, such Eligible Director automatically will be granted an RSU Award covering a number of shares of common stock equal to (a) the aggregate amount of cash compensation otherwise payable to such Eligible Director on the Retainer Accrual Date to which the Retainer Grant Election applies divided by (b) the closing sales price per share of the common stock on the applicable Retainer Accrual Date (or, if such date is not a business day, on the first business day thereafter), rounded down to the nearest whole share. Each Retainer Grant will be fully vested on the applicable grant date.
B.
Election Mechanics. Each Retainer Grant Election must be submitted to the Company’s Chief Financial Officer (or such other individual as the Company designates) in writing at least 20 business days in advance of the applicable Retainer Accrual Date, and subject to any other conditions specified by the Board or designated committee of the Board. An Eligible Director may only make a Retainer Grant Election during a period in which the Company is not in a quarterly or special blackout period and the Eligible Director is not aware of any material non-public information. Once a Retainer Grant Election is properly submitted, it will be in effect for the next Retainer Accrual Date and will remain in effect for successive Retainer Accrual Dates unless and until the Eligible Director revokes it in accordance with Section II(C) below. An Eligible Director who fails to make a timely Retainer Grant Election will not receive a Retainer Grant and instead will receive the cash compensation set forth under Section I.
C.
Revocation Mechanics. The revocation of any Retainer Grant Election must be submitted to the Company’s Chief Financial Officer (or such other individual as the Company designates) in writing at least 20 business days in advance of the applicable Retainer Accrual Date, and subject to any other conditions specified by the Board or designated committee of the Board. An Eligible Director may only revoke a Retainer Grant Election during a period in which the Company is not in a quarterly or special blackout period and the Eligible Director is not aware of any material non-public information. Once the revocation of the Retainer Grant Election is properly submitted, it will be in effect for the next Retainer Accrual Date and will remain in effect for successive Retainer Accrual Dates unless and until the Eligible Director makes a new Retainer Grant Election in accordance with Section (II)(B).
III.
Equity Compensation

All grants of equity awards to Eligible Directors pursuant to this policy will be automatic and nondiscretionary (without the need for any additional corporate action by the Board or designated committee of the Board) and will be made in accordance with the following provisions:

1.
Initial Grant: For each Eligible Director who is first elected or appointed to the Board following the Effective Date other than at an annual stockholder meeting of the Company (each, an “Annual Meeting”), on the date of such Eligible Director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter), the Eligible Director will be granted an RSU Award with an aggregate value as of the grant date equal to $220,000 multiplied by the quotient of (x) the number of days between the date that such Eligible Director is elected or appointed to the Board and the first anniversary of the Company’s most recent Annual Meeting, including the date that such Eligible Director is elected or appointed to the Board and the date of such anniversary, and (y) the number of day between the Company’s most recent Annual Meeting and the first anniversary of such date, beginning with the date following the Company’s most recent Annual Meeting of stockholders and including the date of such anniversary (the “Initial

Grant”). The Initial Grant will vest in full on the earlier of (i) the date of the next occurring Annual Meeting (or the date immediately prior to the next Annual Meeting if the Non-Employee Director’s service as a director ends at such Annual Meeting due to the director’s failure to be re-elected or the director not standing for re-election), or (ii) the one-year anniversary of the date following the most recent Annual Meeting.
2.
Annual Grant: On the first business day following each Annual Meeting held after the Effective Date, each Eligible Director who continues to serve as a non-employee member of the Board following such Annual Meeting or any Eligible Director who is first appointed or elected by the Board at the Annual Meeting will be granted an RSU Award with an aggregate value as of the grant date equal to $220,000 (the “Annual Grant”). The Annual Grant will vest in full on the earlier of (i) the date of the following year’s Annual Meeting (or the date immediately prior to the next Annual Meeting if the Non-Employee Director’s service as a director ends at such Annual Meeting due to the director’s failure to be re-elected or the director not standing for re-election), or (ii) the one-year anniversary measured from the date of grant.
3.
Calculation of RSU Awards. The number of shares subject to each RSU Award granted pursuant to the Initial Grant or Annual Grant shall be the total RSU Award value, divided by the average closing market price of our common stock over the 22 trading days ending the business day before the date of grant.
4.
Settlement of RSUs: Except as set forth in clause (F) below, the common stock to be issued upon settlement of vested RSUs under Initial Grant and Annual Grant will be delivered on the applicable vesting date, or as soon as practicable thereafter, subject to the terms and conditions of the applicable form of RSU grant notice and agreement approved by the Board, provided, that such common stock shall be delivered no later than the date that is the 15th day of the third calendar month of the year following the year in which such shares are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
5.
Acceleration: Notwithstanding the foregoing vesting schedules and subject to the Eligible Director’s Continuous Service, through the closing of a Change in Control, all outstanding and unvested equity awards held by such Eligible Director, whether granted under this policy or otherwise, will vest in full immediately prior to, but conditioned upon, the closing of a Change in Control.
6.
Voluntary Stock Deferral: Notwithstanding anything to the contrary in this policy, Eligible Directors may be given the opportunity to defer settlement of RSU Awards granted under this policy in compliance with Section 409A of the Code.
7.
Additional Provisions: All provisions of the Plan not inconsistent with this policy will apply to awards granted to Eligible Directors. Eligible Directors will be required to accept the terms of a restricted stock unit agreement in a form satisfactory to the Company upon to receipt of an Annual Grant. For purposes of clarity, all equity grants to Nonemployee Directors are governed by the terms of the Plan and the definitions therein, including Continuous Service.
IV.
Non-Employee Director Compensation Limit

Notwithstanding the foregoing, the aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Nonemployee Director shall in no event exceed the limits set forth in Section 3(d) of the Plan.

V.
Ability to Decline Compensation

An Eligible Director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash may be paid or equity awards are to be granted, as the case may be.

VI.
Expenses

The Company will reimburse Eligible Directors for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings; provided, that the Eligible Director timely submit to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy, as in effect from time to time.